Exhibit 23(1)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Manatron, Inc. Stock Option and Restricted Stock Plan of 2003 of our report dated June 27, 2003, with respect to the 2003 and 2002 consolidated financial statements of Manatron, Inc. and subsidiary included in its Annual Report (Form 10-K) for the year ended April 30, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
September 9, 2003